SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
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Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

GLB BANCORP, Inc.

(Name of Registrant as Specified in its Charter)

XXXXXXXXXXXXXXXX

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 20, 2002

Dear Shareholders:

     You are cordially invited to attend the 2002 Annual Meeting of Shareholders of GLB Bancorp, Inc. The meeting will be held on Tuesday, April 16, 2002, 10:30 a.m. local time at the Holiday Inn Express Hotel & Suites LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio. The attached Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting.

     Your vote is important, regardless of the number of shares you own. Please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy and return it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person, but it will ensure that your vote is counted.

     Thank you for your attention to this important matter.

                Very truly yours,

                /s/ Richard T. Flenner, Jr.

                Richard T. Flenner, Jr.
                President and Chief Executive Officer

GLB BANCORP, INC.
7001 Center Street
Mentor, Ohio 44060
(440) 974-0000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the Annual Meeting of Shareholders of GLB Bancorp, Inc. will be held at the Holiday Inn Express Hotel & Suites LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio on April 16, 2002 at 10:30 a.m. local time.

     A proxy and a proxy statement for the 2002 Annual Meeting are enclosed. The purpose of the annual meeting is to consider and act upon —

1)	election of 11 directors to serve until the 2003 Annual Meeting of Shareholders or until their successors are elected and qualified, and

2)	ratification of the board’s appointment of KPMG LLP as independent auditor for the fiscal year ending December 31, 2002.

     The Board of Directors is not aware of any other business to come before the annual meeting. Any action may be taken on the foregoing proposals at the 2002 Annual Meeting on the date specified, or on any date or dates to which the annual meeting may be adjourned or postponed. The record date for determining shareholders entitled to notice of and to vote at the meeting is March 15, 2002.

     You are requested to complete and sign the enclosed proxy, which is solicited by the Board of Directors, and to return it promptly in the postage-paid return envelope provided. Please sign your name on the proxy exactly as indicated thereon.

By Order of the Board of Directors,

/s/ Richard T. Flenner, Jr.

President and Chief Executive Officer

Mentor, Ohio
March 20, 2002

IMPORTANT: PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO GLB BANCORP, INC. AT 7001 CENTER STREET, MENTOR, OHIO 44060, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

GLB BANCORP, INC.
7001 Center Street
Mentor, Ohio 44060
(440) 974-0000

PROXY STATEMENT

     The Board of Directors of GLB Bancorp, Inc., an Ohio corporation, is soliciting your proxy for use at the 2002 Annual Meeting of Shareholders, and at any adjournment or postponement thereof. The annual meeting will be held on Tuesday, April 16, 2002 at 10:30 a.m., local time, at the Holiday Inn Express Hotel & Suites LaMalfa Centre, 5783 Heisley Road, Mentor, Ohio. The accompanying Notice of Meeting and this proxy statement are first being mailed to shareholders on or about March 20, 2002.

PURPOSE OF THE MEETING

     At the annual meeting, you will be asked to elect 11 directors to serve until the 2003 annual meeting or until their successors are elected and qualified. Shareholders will also be asked to ratify the appointment of GLB’s independent auditor.

VOTING AND REVOCATION OF PROXIES

     Proxies solicited hereby may be used at the annual meeting only and will not be used for any other meeting. Proxies solicited by the board will be voted in accordance with the directions given. If you give no voting instructions, we will vote your proxy in favor of the proposals set forth in this proxy statement.

     Shareholders who execute proxies retain the right to revoke them at any time before completion of the annual meeting, but revocation will not affect a vote previously taken. Proxies may be revoked by —

•	attending the annual meeting and advising GLB’s Secretary that you intend to vote in person (but attendance at the annual meeting will not constitute revocation of a proxy),

•	giving a subsequent proxy relating to the same shares, or

•	filing with the Secretary at or before the annual meeting a written notice of revocation bearing a later date than the proxy.

     If you decide to revoke your proxy, you should give written notice of revocation to Ms. Cheryl Jean Mihitsch, Acting Secretary, GLB Bancorp, Inc., 7001 Center Street, Mentor, Ohio 44060. Unless revoked, the shares represented by your proxy will be voted at the annual meeting.

RECORD DATE AND OUTSTANDING SHARES; QUORUM

     If you were a shareholder as of the close of business on March 15, 2002, you are entitled to notice of and to vote at the annual meeting. As of March 15, 2002 there were 2,134,506 shares of GLB common stock issued and outstanding. When present in person or by proxy at the annual meeting, the holders of a majority of the shares of GLB common stock issued and outstanding and entitled to vote will constitute a quorum for the conduct of business at the meeting.

VOTE REQUIRED

     Directors are elected by a plurality vote of shareholders present in person or by proxy and constituting a quorum, meaning the nominees receiving the greatest numbers of votes will be elected. Shareholders have one vote for each share held. Shareholders are not entitled to cumulate their votes in the election or removal of directors or otherwise.

ABSTENTIONS AND BROKER NON-VOTES

     Abstention may be specified on all proposals except election of directors. Although they are counted for purposes of establishing that a quorum is present, abstentions and broker non-votes are not counted as votes cast. Because directors are elected by a plurality of votes cast, abstentions and broker non-votes have no effect on the election of directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS

     The following table indicates the beneficial ownership of GLB common stock as of March 15, 2002 by —

•	each person known by GLB to own beneficially more than 5% of the outstanding common stock,

•	each director nominee and each executive officer identified in the Summary Compensation Table, and

•	all directors and executive officers as a group.

     For purposes of the table, a person is considered to beneficially own any shares over which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire beneficial ownership within 60 days. Unless otherwise indicated, voting power and investment power are exercised solely by the person named, or voting power and investment power are shared with members of his or her household. Shares deemed to be outstanding for purposes of computing “Percent of stock” are calculated on the basis of 2,134,506 shares outstanding, plus the number of shares the person has the right to acquire within 60 days.

			Shares acquirable
	Shares beneficially		within 60 days by
Name and address of 5% beneficial owner	owned		exercise of options (6)	Percent of stock

Umberto P. Fedeli	185,700	(1)	40	8.7%
P.O. Box 318003, Independence, Ohio 44131
Steven A. Calabrese, et al	143,864	(2)	—	6.7%
1110 Euclid Avenue, Suite 300, Cleveland, Ohio 44115
Jerome T. Osborne, Chairman of the Board	204,119	(3)	160	9.6%
7954 Reynolds Road, Mentor, Ohio 44060
Richard M. Osborne, Vice Chairman	417,521	(4)(5)	160	19.6%
8500 Station Street, Suite 113, Mentor, Ohio 44060

			Shares acquirable
	Shares beneficially		within 60 days by
Directors, nominees and named executive officers	owned		exercise of options (6)	Percent of stock

Umberto P. Fedeli	185,700	(1)	40	8.7%
Richard T. Flenner, Jr.	1,513		6,000	(7)
James V. Fryan	30,000		160	1.4%
George C. Lott	300		160	(7)
George X. Mechir	1,500		160	(7)
Jerome T. Osborne	204,119	(3)	160	9.6%
Richard M. Osborne	417,521	(4)(5)	160	19.6%
Edward R. Pike	45,000	(8)	160	2.1%
Thomas J. Smith	2,200		160	(7)
Joseph T. Svete	19,000		160	(7)
Thomas E. Wheeler	30,000		160	1.4%

All directors, nominees and executive officers as a group (12 people)	938,153	(4)(9)	8,680 (9)	44.2%

(1)	Derived from the Schedule 13D filed by Mr. Fedeli with the Securities and Exchange Commission on November 18, 1999, as amended.

(2)	Derived from the Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000 by Steven A. Calabrese, CCAG Limited, RC Enterprises I, RC Enterprises II, David S. Calabrese, Eric M. Calabrese, and the AJC Marital Trust, as amended.

(3)	Excludes 3,570 shares held by Mr. Jerome T. Osborne’s spouse. Mr. Osborne disclaims beneficial ownership of those shares.

(4)	Includes 27,200 shares over which Richard M. Osborne shares voting power with six other trustees of the Georgeanne S. Osborne Family Memorial Trust. Mr. Osborne disclaims beneficial ownership of the shares held by the Georgeanne S. Osborne Family Memorial Trust.

(5)	Also includes 345,996 shares over which Richard M. Osborne has sole voting power as trustee of the Richard M. Osborne Trust, and 44,325 shares over which Mr. Osborne has sole voting power as manager of Turkey Vulture Fund XIII, Ltd., according to the amended Schedule 13D filed by Richard M. Osborne, the Richard M. Osborne Trust, and Turkey Vulture Fund XIII, Ltd. with the Securities and Exchange Commission on March 28, 2001. The Richard M. Osborne Trust has pledged 329,796 shares as security for borrowings. Failure to satisfy debt obligations secured by a pledge of GLB stock could result in adverse consequences to GLB’s stock price because the lender’s sale of GLB stock might not occur under orderly market conditions. A lender’s exercise of its security interest could also result in a change in control of GLB.

(6)	Under GLB’s 1998 Stock Option and Incentive Plan, options to acquire 200 shares of GLB common stock were granted effective February 17, 1998 to each director of GLB who was not also an officer or employee of GLB or Great Lakes Bank. The options vest and become exercisable in five equal annual installments. The options have a term of ten years.

(7)	Does not exceed 1%.

(8)	Includes 37,500 shares over which Mr. Pike has the right to exercise voting and investment power under a Limited Durable Power of Attorney granted to him on November 3, 1994 by each of his five brothers and sisters, each of whom owns 7,500 shares. The grantors of the Limited Durable Powers of Attorney retain the right to take any action Edward R. Pike as attorney in fact is authorized to take under the Limited Durable Power of Attorney.

(9)	Shares beneficially owned and options held by all directors, nominees and executive officers as a group also include shares held by executive officer Cheryl Jean Mihitsch, and options held by Ms. Mihitsch to acquire common stock, of which 1,200 are exercisable.

     In the aggregate, Directors Jerome T. and Richard M. Osborne, their affiliates, and members of their immediate family own, control, and hold with power to vote more than 25% of GLB’s common stock. Under the federal Change in Bank Control Act and Regulation Y of the Board of Governors of the Federal Reserve System, approval of the Federal Reserve is necessary to own, control, or hold with power to vote 25% or more of a bank holding company. For purposes of the Change in Bank Control Act and Regulation Y, a person is presumed to be acting in concert with and to own shares held by members of his immediate family. Regulation Y defines “immediate family” to include a person’s parents, grandparents, siblings, children, grandchildren, relations by marriage, and others. Control of a bank holding company is also presumed to exist, and Federal Reserve approval under the Change in Bank Control Act and Regulation Y may also be necessary, if a person owns or seeks to acquire 10% or more of a bank holding company’s shares. By letter dated May 12, 1998 the Federal Reserve Bank of Cleveland approved Director Jerome T. Osborne’s filing under the Change in Bank Control Act and Regulation Y, which was submitted to the Federal Reserve Bank in anticipation of GLB’s initial public offering of common stock completed later in May 1998 and registration of GLB’s common stock under the Securities Exchange Act of 1934. The Federal Reserve Bank’s May 12, 1998 approval allowed Jerome T. Osborne to retain ownership of up to 21.23% of GLB’s shares, notwithstanding that his son, Director Richard M. Osborne, would retain ownership and control of a larger percentage of shares after completion of the initial public offering.

FIRST PROPOSAL — ELECTION OF DIRECTORS

     Article III, Section 1 of GLB’s regulations provides that the board may consist of no fewer than five and no more than twelve directors, the precise number being fixed or changed from time to time by majority vote of shareholders. The number of directors is currently fixed at eleven. At the annual meeting, the individuals identified below will be nominated to serve as directors for terms ending at the 2003 annual meeting of shareholders, or until their successors are elected and qualified. The board of GLB and the board of Great Lakes Bank are comprised of the same individuals, serving identical terms as directors of GLB and the bank.

Nominees	Age	Director since	Principal occupation in the last 5 years

Umberto P. Fedeli	41	2001	Umberto Fedeli is President and Chief Executive Office of The Fedeli Group, an insurance brokerage and consulting firm in Independence, Ohio. Mr. Fedeli was appointed a director by the board at the annual meeting in 2001

Richard T. Flenner, Jr President and Chief Executive Officer	59	1994	Richard T. Flenner has more than 35 years of experience in the banking industry in northeastern Ohio. Mr. Flenner joined Great Lakes Bank in 1994 after its succession to the business of Great Lakes Commerce Bank. Mr. Flenner is a member of Leadership Lake County and a board member of the Lake County Hospital Foundation

James V. Fryan	64	1995	James V. Fryan is the owner and operator of the “Goodtime III” dinner and special occasion cruise ship operating out of Cleveland, Ohio

George C. Lott	68	1994	Following an approximately 35-year career in banking, George C. Lott retired in 1995 as Executive Vice President of Great Lakes Bank. He had served as a director, and since 1987 as Senior Executive Vice President, of Great Lakes Commerce Bank. Mr. Lott also acted as internal auditor of Great Lakes Bank on a consulting basis until November 2000

George X. Mechir	84	1994	George X. Mechir’s career in banking began in 1962 with Great Lakes Commerce Bank, where he served as President and Chief Executive Officer at the time of his retirement. Mr. Mechir had also been a director of Great Lakes Commerce Bank. Mr. Mechir is an attorney

Jerome T. Osborne	79	1994	Jerome T. Osborne, Sr. is the founder and President of Osborne, Inc., a concrete company headquartered in Mentor, Ohio. Richard M. Osborne, Vice Chairman, is Jerome T. Osborne’s son. Although Jerome T. Osborne, Sr. is Chairman of the Board and Richard M. Osborne is Vice Chairman of the Board, neither of them serves as an officer or receives any compensation therefor

Richard M. Osborne	56	1994	Richard M. Osborne is President and Chief Executive Officer of OsAir, Inc., Mentor, Ohio, a company he founded in 1963. OsAir is a manufacturer of industrial gases for pipeline delivery and a real property developer. Jerome T. Osborne, Sr., Chairman of the Board, is Richard M. Osborne’s father. Richard M. Osborne is a member of the Independent Oxygen Manufacturers Association and the National Welders’ Supply Association. He also serves as director of one other company whose securities are registered under the Securities Exchange Act of 1934. See, ” — Additional Information Concerning Directors,” below

Edward R. Pike, Jr.	43	1994	Edward R. Pike is the President of Ed Pike Lincoln-Mercury, an automobile dealership located in Mentor, Ohio

Thomas J. Smith	57	1994	Thomas J. Smith is a director and the President and Chief Operating Officer of Liberty Self-Stor, Inc. Mr. Smith has more than 20 years of direct banking experience. From July of 1994 to May of 1995, he served as Treasurer of Great Lakes Bank. Mr. Smith is a Certified Public Accountant

Nominees	Age	Director since	Principal occupation in the last 5 years

Joseph T. Svete	65	1994	Joseph T. Svete is an attorney in private practice and principal of the law firm Svete, McGee and Carrabine Co., LPA in Chardon, Ohio. Along with certain other directors, Mr. Svete is an investor in Turkey Vulture Fund XIII, Ltd., an investment fund managed by Director Richard M. Osborne

Thomas E. Wheeler	55	1994	Thomas E. Wheeler is President of Component Repair Technologies, Inc., an aircraft engine company located in Mentor, Ohio. Along with certain other directors, Mr. Wheeler is an investor in Turkey Vulture Fund XIII, Ltd., an investment fund managed by Director Richard M. Osborne

Additional Information Concerning Directors

     Service as Director with Other Public Companies. Except as may be noted in this proxy statement, there are no family relationships among any of the directors or executive officers, and none of the directors or executive officers of GLB serves as a director of (1) a company with a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or (2) any investment company registered under the Investment Company Act of 1940. None of the directors or executive officers of GLB has been involved in any legal proceedings concerning bankruptcy, either individually or in respect of any businesses with which they have been involved, nor have any of such persons been convicted of any crime, excluding traffic violations and similar minor offenses.

     Mr. Richard M. Osborne is an active investor in numerous other companies, including real estate investment trusts, an energy company, an insurance firm and, from time to time, small and mid-sized bank and thrift institutions in Ohio and elsewhere, occasionally acquiring substantial stakes in such companies. As a result of these investments, Mr. Osborne is also a director, Chairman of the Board and Chief Executive Officer of Liberty Self-Stor, Inc., a Maryland corporation and successor to Meridian Point Realty Trust ‘83, a real estate investment trust. Located in Mentor, Ohio, Liberty Self-Stor, Inc. owns and operates self-storage facilities. Liberty Self-Stor, Inc. has securities registered under the Securities Exchange Act of 1934. Many of Mr. Osborne’s investments are undertaken through certain entities, including Turkey Vulture Fund XIII, Ltd., an Ohio limited liability company whose principal business is to acquire, hold, sell, and otherwise invest in all types of securities and other instruments. Mr. Richard M. Osborne is Turkey Vulture Fund XIII, Ltd.’s sole manager and majority owner. As sole manager of Turkey Vulture Fund XIII, Ltd., Mr. Osborne has exclusive voting power and investment power over shares held by Turkey Vulture Fund XIII, Ltd.

     Directors Richard M. Osborne and Thomas J. Smith have been proposed by a committee consisting of Mr. Osborne and another individual for election to the board of directors of Dairy Mart Convenience Stores, Inc. Known as the “Committee of Dissatisfied Dairy Mart Stockholders,” the committee filed preliminary proxy soliciting material with the Securities and Exchange Commission on December 21, 2001 identifying seven individuals, including Directors Osborne and Smith, as proposed nominees for election to Dairy Mart’s board. According to an amended Schedule 13D beneficial ownership report filed on January 7, 2002 with the Securities and Exchange Commission by the committee, by each of the seven director nominees, and by Turkey Vulture Fund XIII, Ltd., Director Osborne and two other individuals jointly filed a lawsuit in Delaware on December 20, 2001 to compel Dairy Mart to hold a meeting of its stockholders. And according to the amended Schedule 13D, the committee intends to nominate its seven nominees for election to Dairy Mart’s board if the stockholders’ meeting is held.

     Ownership of More than 5% of Another Public Company. GLB owns approximately 131,817 shares of the common stock of LNB Bancorp, Inc., an Ohio corporation and bank holding company whose securities are registered under the Securities Exchange Act of 1934. Turkey Vulture Fund XIII, Ltd. owns approximately 53,000 of LNB Bancorp, Inc. common stock, and Director Richard M. Osborne owns approximately 121,746 shares through a trust of which he is sole trustee. Based on the number of outstanding shares reported in LNB Bancorp’s Form 10-Q Quarterly Report for the quarter ended September 30, 2001, GLB, Turkey Vulture Fund XIII, Ltd. and the trust collectively own 7.1% of LNB Bancorp, Inc.’s shares. They jointly filed a Schedule 13D report of beneficial ownership of LNB Bancorp, Inc.’s shares with the Securities and Exchange Commission on May 1, 2000, amended December 19, 2000. Turkey Vulture Fund XIII, Ltd. declared in the amended Schedule 13D that, “[t]he Fund believes that there exists significant inherent value in [LNB Bancorp, Inc.] that remains unrealized by current management. To maximize the value of shareholders’ investment in LNB, the Fund believes that the Board of Directors of LNB should retain an independent investment banking firm for the purpose of analyzing and reporting to the Board of Directors on strategic alternatives that may be appropriate in order to maximize the value of LNB’s common stock. Such alternatives may include, but are not limited to, the sale of all or substantially all of LNB’s assets or a merger or other business combination of LNB.”

     Availability of Electronic Filings with the SEC. The Securities and Exchange Commission maintains an Internet web site containing reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. This proxy statement is available on the SEC’s web site. The Schedule 13D filings referred to above, and other filings with the Securities and Exchange Commission relating to or made by GLB, Liberty Self-Stor, Inc., LNB Bancorp, Inc., and other companies whose securities are registered under the Securities Exchange Act of 1934 are also available on the Securities and Exchange Commission’s web site.

     Litigation. Great Lakes Bank is the defendant in National Fuel Resources, Inc. v. Great Lakes Bank, a civil action filed in 2001 in the United States District Court for the Northern District of Ohio (Case No. 1:01 CV2136). The plaintiff alleges that Great Lakes Bank wrongfully dishonored a letter of credit, which was issued on August 16, 2000 in the amount of $316,800 for the benefit of National Fuel Resources, Inc. Great Lakes Bank issued the letter of credit on behalf and at the request of Lightning Oil Co., Ltd., a company owned and controlled by Director Richard M. Osborne. When National Fuel Resources, Inc. attempted in August 2001 to draw upon the letter of credit, Great Lakes Bank was instructed by Lightning Oil Co., Ltd.’s lawyer to dishonor the letter of credit because Lightning Oil Co., Ltd. was seeking civil damages against National Fuel Resources, Inc. in an amount exceeding the amount of the letter of credit, in Lightning Oil Co. Ltd. v. National Fuel Resources, Inc., Case No. CA 01-54E (United States District Court for the Western District of Pennsylvania). Great Lakes Bank expects that the outcome of the Ohio litigation in which it has been named defendant will be determined by the outcome of the separate Pennsylvania litigation between Lightning Oil Co., Ltd. and National Fuel Resources, Inc., a case in which Great Lakes Bank is not involved. The outcome of the separate Pennsylvania litigation is likely to depend on which of Lightning Oil Co., Ltd.’s and National Fuel Resources, Inc.’s competing interpretations of their underlying contract will prevail. For that reason, further proceedings in the Ohio litigation await resolution of the separate Pennsylvania litigation. Great Lakes Bank expects that resolution of the Pennsylvania litigation might occur as early as the Spring of 2002.

Meetings of the Board and Committees

     Board Meetings. GLB’s board held 12 meetings in 2001. The board of Great Lakes Bank also held 12 meetings in 2001. The individuals who served in 2001 as directors of Great Lakes Bank and GLB attended at least 75% of (1) the total number of meetings of the board of each of GLB and Great Lakes Bank and (2) the total number of meetings held by all committees on which he or she served.

     Except for an Audit Committee, GLB’s board has no board committees. Great Lakes Bank’s Code of Regulations provides that its board shall have an executive committee, an audit committee and such other committees as the board may from time to time find necessary or desirable to facilitate and expedite the management and administration of Great Lakes Bank’s affairs. The members of the Great Lakes Bank’s audit committee serve also on the Audit Committee of GLB’s board.

     Director Nominations. Neither GLB’s nor Great Lakes Bank’s board has a nominating committee. Nominations for director are made by GLB’s board. Under Article II, Section 3 of GLB’s regulations, shareholders are entitled to submit nominations for director by following specified procedures. Among other things, these procedures require that the shareholder deliver to GLB’s Secretary a written notice setting forth the name, age, and business and residence address of each nominee, the nominee’s principal occupation, and the number of GLB shares he or she beneficially owns. The written consent of the nominee to serve as a director must also be provided by the shareholder making the nomination. The information must be provided to the Secretary at least 30 days before the meeting called for the purpose of electing directors. A nomination made by a shareholder who does not comply with these procedures will be disregarded.

     Compensation Committee. The Compensation Committee, which is comprised of Mr. Richard M. Osborne as Chairman and Directors Edward R. Pike and Thomas J. Smith, reviews the performance of managers, employees, and officers and recommends appropriate salaries, incentives, and benefits. The Compensation Committee held one meeting in 2001.

     Executive Committee. In intervals between meetings of the full board, the executive committee of Great Lakes Bank’s board possesses the power of the full board in the management and direction of Great Lakes Bank’s affairs in all cases in which specific direction has not been given by the full board, except as may otherwise be provided by applicable law (for example section 1701.63(A) of the Ohio General Corporation Law, which states that no committee may fill vacancies on the board or a board committee) and except insofar as the board shall have delegated power to another committee. The executive committee consists of Directors Jerome T. Osborne, Richard M. Osborne, Richard T. Flenner, Jr. and Thomas J. Smith. The executive committee held 35 meetings in 2001.

     Audit Committee. Under Article IV, Section 2 of GLB’s regulations, the Audit Committee must consist of at least three directors who are not also officers or employees of GLB. The Audit Committee is required by regulations Section 2 to (a) examine or superintend the examination or audit of GLB’s assets, liabilities and results of operations at least once each year, reporting the results to the board, and (b) recommend the selection of independent certified public accountants to conduct the annual financial examination or audit. The Audit Committee consists of Directors George C. Lott, George X. Mechir, Joseph T. Svete and Thomas E. Wheeler. Mr. Svete is Chairman of the Audit Committee. The Audit Committee held five meetings in 2001. Crowe Chizek and Company, L.L.C. was engaged on November 14, 2000 to supplement GLB’s and the bank’s internal auditing function.

     At the end of 1999 the National Association of Securities Dealers, Inc. amended its rules governing qualification of securities for trading on Nasdaq, including the Nasdaq National Market and the Nasdaq SmallCap Market. GLB’s common stock is authorized for trading on the SmallCap Market. The NASD’s amended rules provide that every company whose shares trade on Nasdaq must have an audit committee consisting solely of independent directors. The audit committee must have at least three members, and it must act according to a written charter adopted by the company. At least one member of the audit committee must have employment experience in finance or accounting, or professional certification in accounting, or financial sophistication derived from comparable background and experience, for example having served as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. GLB believes that its Audit Committee composition satisfies these standards. The Audit Committee charter was adopted by Great Lakes Bank’s board on July 18, 2000. The Audit Committee of GLB and the Audit Committee of Great Lakes Bank consist of the same individuals.

     Audit Committee Independence. In the opinion of GLB’s board, Directors Lott, Mechir, Svete and Wheeler do not have a relationship with GLB or the bank that would interfere with the exercise of independent judgment in carrying out their responsibilities as director. None of them is or has for the past three years been an employee of GLB or Great Lakes Bank, and no immediate family members of any of them is or has for the past three years been an executive officer of GLB or the bank. None of them has made payments to GLB or Great Lakes Bank in the past three years in an amount exceeding $200,000. In the opinion of GLB’s board, Directors Lott, Mechir, Svete and Wheeler are “independent directors,” as that term is defined in Rule 4200(a)(14) of the NASD’s rules.

     Audit Committee Report. The Audit Committee has submitted the following report for inclusion in this proxy statement:

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 and has discussed the audited financial statements with management. The Audit Committee has also discussed with KPMG LLP, GLB’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (having to do with accounting methods used in the financial statements). The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (having to do with matters that could affect the auditor’s independence), and has discussed with KPMG LLP the independent accountants’ independence. Based on this, the Audit Committee recommended to the board that the audited financial statements be included in GLB’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee George C. Lott George X. Mechir Joseph T. Svete Thomas E. Wheeler

Remuneration of Directors

     Directors do not receive cash compensation for their service as GLB directors in addition to cash compensation they receive for their service as directors of Great Lakes Bank. In 2001, directors other than Richard T. Flenner, Jr., Thomas J. Smith, and Richard M. Osborne — who received no cash compensation for their service as directors — received the sum of $250 for each meeting of the board of Great Lakes Bank attended, and $100 for each meeting of the Audit Committee and the Asset/Liability Committee attended. Under GLB’s 1998 Stock Option and Incentive Plan, options to acquire 200 shares of GLB common stock were granted effective February 17, 1998 to each director of GLB who was not also an officer or employee of GLB or Great Lakes Bank. The exercise price of those options is $13 per share. The 1998 Stock Option and Incentive Plan provides for an automatic grant of options on similar terms to any other nonemployee director elected or appointed after the February 17, 1998 adoption of the 1998 Stock Option and Incentive Plan, but during the term of the plan. Mr. Fedeli therefore received a similar option to acquire 200 shares of GLB common stock effective upon his appointment as a director on April 24, 2001. The exercise price is $8.00 per share.

Executive Officers of GLB

Name	Age	Principal occupation in the last 5 years

Richard T. Flenner, Jr. President and Chief Executive Officer	59	See above

Cheryl J. Mihitsch Treasurer	53	Cheryl J. Mihitsch joined Great Lakes Bank in May 1995 as Controller. With more than 20 years of experience in banking, Ms. Mihitsch has had responsibility for back office checking system operations, IRA and certificate processing, staff training for new online computer operations, budgeting and strategic planning, regulatory reporting and financial accounting and reporting. As Treasurer of GLB, she is GLB’s principal accounting and principal financial officer. Ms. Mihitsch was previously President and Treasurer of Quota International of Lake County, a women’s service organization

Executive Compensation

     None of GLB’s executive officers receives any cash remuneration from GLB in addition to compensation received for service to Great Lakes Bank. Because GLB’s business is expected to consist for the foreseeable future of acting merely as the holding company for Great Lakes Bank, GLB expects that no separate cash compensation will be paid to officers of GLB in addition to compensation paid to them by Great Lakes Bank.

     The following table shows the annual compensation for services in all capacities to Great Lakes Bank for the fiscal years ended December 31, 2001, 2000, and 1999 for the President and Chief Executive Officer. No other executive officer of Great Lakes Bank received salary and bonus exceeding $100,000 in 2001.

SUMMARY COMPENSATION TABLE

					Long-term compensation

		Annual compensation			Awards		Payouts

				($)				($)
Name and		($)		Other annual	($) Restricted	(#) Securities	($)	All other
principal position	Year	Salary (1)	($) Bonus	compensation	stock awards	underlying options	LTIP payouts	compensation

Richard T. Flenner, Jr.,	2001	$103,000	$1,500	(2)	—	5,000	—	$3,064 (3)
President and Chief	2000	$97,000	$1,500	(2)	—	—	—	$2,781
Executive Officer	1999	$87,000	$0	(2)	—	5,000	—	—

(1)	Includes amounts deferred at the election of the named executive officers under the bank’s 401(k) plan.

(2)	Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(3)	Represents matching contributions by the bank to the officer’s 401(k) plan account. There were no matching contributions to his 401(k) plan account in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows stock option grants in the year ended December 31, 2001 to the individual(s) identified in the Summary Compensation Table above.

Individual grants

	Number of	Percent of total
	securities	options granted to
	underlying options	employees in fiscal	Exercise price per
Name	granted	year	share	Expiration date

Richard T. Flenner, Jr.	5,000	48%	$8.00	January 16, 2011

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table shows the number of shares of GLB common stock acquired in 2001 or acquirable by exercise of options by the individual(s) named in the Summary Compensation Table. The table also indicates the extent to which such options were exercisable at December 31, 2001, as well as the approximate value of such options based on the fair market value of the GLB common stock at December 31, 2001.

Number of securities
			underlying unexercised		Dollar value of in-the-money
	Number of shares		options at fiscal year end		options at fiscal year end (1)
	acquired on	Dollar value
Name	exercise	realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard T. Flenner, Jr.	0	$0	6,000	9,000	$2,490	$6,860

(1)	In general, a stock option is “in-the-money” when the stock’s fair market value exceeds the option exercise price. The value of unexercised options equals the estimated fair market value of a share acquirable by exercise of an option, less the exercise price, multiplied by the number of shares acquirable by exercise of the options. GLB common stock is quoted on the Nasdaq SmallCap Market under the symbol “GLBK.” Solely for purposes of the preceding table and for no other purpose, GLB has estimated the per share market value of the GLB common stock at December 31, 2001 as $9.25. The foregoing figure is an estimate only. The estimate does not necessarily reflect the price shareholders may obtain upon sale of their stock or the price at which shares of GLB common stock may be acquired, nor should such estimate be taken to represent management or the Board of Directors’ estimate of the intrinsic value or appropriate market value of the shares of GLB common stock.

     Options granted under the 1998 Stock Option and Incentive Plan generally have terms of ten years and become exercisable in five equal annual installments, the first 20% becoming exercisable on the first anniversary of the date of grant. The exercise price of stock options is generally the fair market value of GLB common stock on the date the stock option is granted. The 1998 Stock Option and Incentive Plan provides that options not yet exercisable become exercisable in full if (a) a tender offer or exchange offer for shares of GLB common stock is commenced or (b) shareholders of GLB approve an agreement whereby GLB will cease to be an independent company or whereby GLB agrees to a sale of all or substantially all of its assets.

Retirement Plan Information

     In late 1997 Great Lakes Bank adopted a retirement plan under Internal Revenue Code of 1986 Section 401(k). The “GLB 401(k) Salary Reduction Plan and Trust” provides that participants may elect to defer up to 15% of their salary for investment in various accounts designated by the participant. Deferred salary is invested for the account of plan participants by the administrator of the 401(k) plan. All employees over age 21 who have at least one year of service (of 1,000 hours or more) are participants in the 401(k), although each participant elects whether to defer salary under the 401(k) plan. Great Lakes Bank makes discretionary matching contributions up to 50% of participants’ contributions, but no matching contributions are made for salary deferrals exceeding 6% of a participant’s salary. Matching contributions vest ratably over a five-year period, also becoming fully vested upon death or disability of the participant.

Certain Relationships and Related Party Transactions

     Great Lakes Bank’s authority to extend credit to executive officers, directors and greater than 10% shareholders, as well as entities such persons control, is subject to sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O promulgated thereunder by the Board of Governors of the Federal Reserve System. Among other things, these regulations require such loans to be made on terms substantially similar to those offered to unaffiliated individuals, place limits on the amount of loans a bank may make to such persons based, in part, on the bank’s capital position, and require certain approval procedures to be followed. Under section 22(h), loans to an executive officer, director, or greater than 10% shareholder (a “principal shareholder”) of a bank, and certain affiliated entities of either, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the bank’s loans-to-one-borrower limit, which in general terms means 15% of capital. Section 22(h) also prohibits loans in excess of the greater of 5% of capital or $25,000 to directors, executive officers and principal shareholders, and their respective affiliates, unless the loans are approved in advance by a majority of the board of directors, with interested directors not participating in the voting.

     In addition, the FDIC imposed non-standard conditions as part of the FDIC’s June 14, 1994 approval of the succession of Great Lakes Bank to the business of Great Lakes Commerce Bank. The FDIC’s non-standard conditions provide that neither Mr. Jerome T. Osborne, Sr. nor Mr. Richard M. Osborne may

•	act as an executive officer or operating officer of Great Lakes Bank,

•	assume a title normally associated with executive or operating officer status, or

•	receive compensation from the bank (other than fees for service on the board of directors, to the same extent other directors receive such fees, and except that the bank may pay to the chairman of the board fees for board service of up to $10,000 per year over that paid to other directors).

The non-standard conditions also provide that Great Lakes Bank may not extend to Richard M. Osborne or Jerome T. Osborne, Sr., to all other Osborne family members, or to any financial interest of an Osborne family member, direct or indirect credit representing, in the aggregate, more than 25.0% of tier 1 capital.

     During 2001, certain directors and executive officers of the GLB and Great Lakes Bank, and associates of such persons, were customers of and had banking transactions with Great Lakes Bank in the ordinary course of business. GLB expects that these relationships and transactions will continue in the future. All loans and commitments to lend included in these transactions were made and will be made in the future on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by GLB or Great Lakes Bank. The existing transactions do not involve more than the normal risk of collectability or present other unfavorable features.

     Great Lakes Bank leases its property at 58 South Park Place, Painesville, Ohio, from Liberty Self-Stor, Inc., an affiliate of Richard M. Osborne. The annual base rent is $32,400 ($12 per square foot). The bank is also responsible for real estate taxes, assessments and insurance on the facility. The lease has a term of ten years. The lease is renewable for an additional ten-year term with an annual rental increased by 10% from the original rental term. The bank obtained an independent appraisal supporting the fairness of the lease terms.

     During 1999 Great Lakes Bank also leased its branch property at 29933 Euclid Avenue, Wickliffe, Ohio, from Richard M. Osborne, but he sold the property to a non-affiliate in October 1999.

     In 1998 Great Lakes Bank sold the property at 28500 Chardon Road, Willoughby Hills, Ohio to Collinwood Properties Co., LLC, a limited liability company controlled by an affiliate of Michael Osborne, brother of Vice Chairman Richard M. Osborne and son of Chairman Jerome T. Osborne. The bank leases the property from Collinwood Properties Co., LLC under a September 16, 1998 Lease Agreement having a term of ten years and an option to renew for an additional ten years. Monthly rent paid by the bank is approximately $2,900, plus taxes and utilities. The bank did not obtain an independent appraisal supporting the fairness of the lease terms or the sale price. Nevertheless, in the opinion of management, the terms and conditions of the sale and the leaseback transaction are at least as favorable to GLB and the bank as those that would have applied in a similar transaction with an unrelated third party.

     In 2001 Great Lakes Bank entered into a lease for property in Mayfield Heights, Ohio with C.R. Green, L.P., and Ohio limited partnership and affiliate of Director Richard M. Osborne and Mr. Steven A. Calabrese. The annual base rent is $75,625 ($27.50 per square foot) during the first through fifth lease years, and $30 per square foot during the sixth through tenth lease years. The bank is also responsible for real estate taxes, assessments, and insurance on the facility. The lease is renewable for an additional ten-year term, with a 15% increase for the first through fifth years and a 10% increase for the sixth through tenth years. The bank obtained an independent appraisal supporting the fairness of the lease terms.

The Board of Directors recommends a vote “FOR” election of the identified nominees to serve as directors until the 2003 annual meeting or until their successors are elected and qualified

SECOND PROPOSAL — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The independent auditor of GLB since its inception in 1997 has been KPMG LLP. Upon the recommendation of the Audit Committee, KPMG LLP has been appointed by the board, subject to shareholder ratification, to continue in such capacity for the current fiscal year ending December 31, 2002. KPMG LLP is considered by the board to be highly qualified.

     One or more representatives of KPMG LLP are expected to be present at the annual meeting. The representative of KPMG LLP will have the opportunity to make a statement if desired, and will be available to respond to appropriate questions.

     Audit Fees. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of GLB’s annual financial statements for the year ended December 31, 2001 and for KPMG’s reviews of the financial statements included in GLB’s Forms 10-QSB filed with the Securities and Exchange Commission during 2001 were $57,400.

     Financial Information Systems Design and Implementation Fees. In 2001 KPMG LLP performed no services and therefore billed no fees relating to operating or supervising the operation of GLB’s information systems or local area network or for designing or implementing GLB’s financial information management systems.

     All Other Fees. The aggregate fees billed for other services rendered to GLB by KPMG LLP in 2001, including tax preparation services, were $10,600.

     Auditor Independence. The audit committee of the board believes that the non-audit services provided by KPMG LLP are compatible with maintaining the auditor’s independence. None of the time devoted by KPMG LLP on its engagement to audit GLB’s financial statements for the year ended December 31, 2001 is attributable to work performed by persons other than full-time, permanent employees of KPMG LLP.

The Board of Directors recommends a vote “FOR” ratification of the appointment of KPMG LLP as GLB Bancorp, Inc.’s independent auditor for the fiscal year ending December 31, 2002

SHAREHOLDER PROPOSALS

     The proxy is solicited by management and confers discretionary authority to vote on any matters that properly come before the annual meeting or any adjournments thereof. If any matter not set forth in the Notice of Annual Meeting of Shareholders is properly presented at the 2002 annual meeting, the persons named as proxies will vote thereon in accordance with their best judgement.

     Shareholders desiring to submit proposals for inclusion in the proxy materials of GLB Bancorp, Inc. for the 2003 annual meeting must submit the proposals to GLB at its executive offices no later than November 19, 2002. GLB will not be required to include in its proxy statement or form of proxy for the 2003 annual meeting a shareholder proposal that is received after that date or that otherwise fails to meet requirements for shareholder proposals established by Securities and Exchange Commission regulations.

     If a shareholder intends to present a proposal at the 2003 annual meeting without seeking to include the proposal in GLB’s proxy materials for that meeting, the shareholder must give advance notice to GLB. The shareholder must give notice at least 45 days before the date in 2003 corresponding to the mailing date of this proxy statement for the 2002 annual meeting. This proxy statement is being mailed to shareholders on or about March 20, 2002. Accordingly, a shareholder who desires to present a proposal at the 2003 annual meeting without seeking to include the proposal in GLB’s proxy materials for that meeting should provide notice of the proposal to GLB no later than February 2, 2003. If the shareholder fails to do so, GLB’s management proxies for the 2003 annual meeting will be entitled to use their discretionary voting authority on that proposal, without any discussion of the matter in GLB’s proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires GLB’s directors and executive officers, as well as persons who own more than 10% of a registered class of GLB’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of GLB stock. Based solely on review of the copies of such reports furnished to GLB and written representations to GLB, to GLB’s knowledge all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2001.

GENERAL

     The persons named in the proxy will vote all properly executed proxies. If a shareholder specifies on such proxy a choice with respect to a proposal to be acted upon, the proxy will be voted in accordance with such specifications. If no choice is specified, the proxy will be voted FOR election of the nominees identified herein, and FOR ratification of GLB’s independent auditor.

     The cost of solicitation of proxies will be borne by GLB. GLB will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Great Lakes Bank may solicit proxies personally or by telephone without additional compensation.

     The Board of Directors is not aware of any business to come before the meeting other than those matters described in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies, including matters relating to the conduct of the annual meeting.

GLB BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS — APRIL 16, 2002
This Proxy Is Solicited by the Board of Directors

P R O X Y	The undersigned hereby appoints the official proxy committee consisting of all of the members of the Board of Directors of GLB Bancorp, Inc., or a majority of them, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of stock of GLB Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Holiday Inn Express Hotel & Suites LaMalfa Centre, 5783 Heisley Road, Mentor Ohio, on April 16, 2002, at 10:30 a.m. local time, and at any adjournment or postponement thereof, as follows:

		FOR	WITHHOLD
1.	A proposal to elect the nominees named herein to serve as directors until the 2003 Annual Meeting of Shareholders, or until their successors are elected and qualified.	☐	☐

NOMINEES:	Umberto Fedeli Richard T. Flenner, Jr. James V. Fryan	George C. Lott George X. Mechir Jerome T. Osborne	Richard M. Osborne Edward R. Pike Thomas J. Smith	Joseph T. Svete Thomas E. Wheeler

To withhold authority to vote for any individual nominee, print that nominee’s name on this line:

		FOR	AGAINST	ABSTAIN
2.	A proposal to ratify the board’s appointment of KPMG LLP to serve as GLB Bancorp, Inc.’s independent auditor for the fiscal year ending December 31, 2002.	☐	☐	☐

The Board of Directors recommends a vote “FOR” the identified nominees and “FOR” proposal 2.

(Continued, and to be signed, on the reverse side)

(Continued from reverse side)

    This proxy will be voted as directed, but if no instructions are specified this proxy will be voted “FOR” the identified nominees and “FOR” proposal 2. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of GLB Bancorp, Inc. at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from GLB Bancorp, Inc. prior to the execution of this proxy of the Notice of the Annual Meeting of Shareholders and Proxy Statement dated March 20, 2002.

Dated:______________________________________ , 2002

X
SIGNATURE OF SHAREHOLDER

X
SIGNATURE OF JOINT SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, only one signature is required.

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PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.